UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 10, 2014

CONEXUS CATTLE CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33714	98-0430746
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

242 West Main Street	37075
Hendersonville, Tennessee	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (888) 613-7164

                                             Brazil Gold Corp.
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Conexus Cattle Corp.

June 10, 2014

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 10, 2014, Brazil Gold Corp., a Nevada corporation (the “Company”), filed an amendment to its Articles of Incorporation (the “Amended Certificate”) with the Nevada Secretary of State to change the Company’s corporate name from Brazil Gold Corp. to Conexus Cattle Corp. The name change effected by the Amended Certificate was effective as of June 10, 2014.

The Company’s Board of Directors had previously adopted and stockholders holding a majority of the Company’s outstanding voting shares had approved the name change by written consent. The Company has notified the Financial Industry Regulatory Authority (FINRA) of its name change and requested FINRA to approve a new trading symbol reflecting its new name. The Company is awaiting notification from FINRA as to its new trading symbol and will provide such information in a future filing or press release.

A copy of the Amended Certificate is attached hereto as Exhibit 3.1 and incorporated herein in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment to Articles of Incorporation of Brazil Gold Corp., changing its name to Conexus Cattle Corp, effective June 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXUS CATTLE CORP.

Date: June 11, 2014	By:	/s/ Gerard Daignault
Gerard Daignault
Chief Financial Officer